EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT


Parent Company       Subsidiary Company      State of Incorporation
--------------       -------------------      ----------------------

Fidelity           Fidelity Federal Savings          Florida
Bankshares,            Bank of Florida
Inc.